Exhibit 4.5

UNITED RENTALS (NORTH AMERICA), INC.

as the Company,

and

UNITED RENTALS, INC.

and

THE SUBSIDIARIES LISTED ON SCHEDULE I

as Guarantors,

and

UR MERGER SUB CORPORATION

as the Surviving Entity,

and

THE BANK OF NEW YORK MELLON

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of April 30, 2012

$500,000,000

10.875% Senior Notes due 2016

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”) to the Indenture, dated as of June 9, 2009 (the “Original Indenture”, and, as supplemented hereby, the “Indenture”), is entered into as of April 30, 2012, among UNITED RENTALS (NORTH AMERICA), INC., a Delaware corporation (herein called the “Company”), UNITED RENTALS, INC., a Delaware corporation (herein called “Holdings”), THE COMPANIES LISTED ON SCHEDULE I (herein called the “Subsidiary Guarantors”), UR MERGER SUB CORPORATION, a Delaware corporation (herein called the “Surviving Entity”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, having its principal corporate trust office at 101 Barclay Street, New York, New York, 10286, as Trustee (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee have entered into the Original Indenture, providing for the issuance by the Company of its 10.875% Senior Notes due 2016 (the “Securities”).

The Company and the Surviving Entity have entered into an Agreement and Plan of Merger, dated April 30, 2012, which contemplates the filing of a certificate of merger with the Secretary of State of the State of Delaware providing for the merger (the “Merger”) of the Company with and into the Surviving Entity, with the Surviving Entity continuing its corporate existence under the laws of the State of Delaware as the surviving company of the Merger.

Pursuant to Section 8.01 of the Original Indenture, the Company may merge with and into another Person, provided that, among other things, (i) the Person formed by any merger with and into the Company (if other than the Company) expressly assumes by a supplemental indenture executed and delivered to the Trustee all the obligations of the Company under the Indenture and the Securities and (ii) the Indenture, as so supplemented, and the Securities remain in full force and effect.

Pursuant to Section 9.01 of the Original Indenture, the Indenture and the Securities may be amended or supplemented without the consent of any Holder to provide for the assumption of the Company’s obligations to Holders in the case of a merger consummated pursuant to Article VIII of the Indenture.

Pursuant to Section 9.01 of the Original Indenture, the Company, Holdings, the Subsidiary Guarantors and the Trustee may make such amendment, waiver or supplement so long as such amendment, waiver or supplement does not adversely affect the rights of Holders, subject to the fulfillment of certain other conditions set forth therein.

The amendments contained herein do not adversely affect the rights of Holders.

The Surviving Entity, the Company, Holdings, the Subsidiary Guarantors and the Trustee wish to supplement the Original Indenture so that the Surviving Entity expressly assumes all the obligations of the Company under the Original Indenture and the Securities.

The Surviving Entity desires and has requested that the Trustee join in the execution of this First Supplemental Indenture for the purpose of evidencing such assumption by the Surviving Entity.

The entry into this First Supplemental Indenture by the Surviving Entity, the Company, Holdings, the Subsidiary Guarantors and the Trustee is in all respects authorized by the provisions of the Original Indenture.

The execution and delivery of this First Supplemental Indenture has been authorized by resolutions of the board of directors of the Surviving Entity.

All acts and requirements necessary to make this First Supplemental Indenture a valid agreement of the Surviving Entity, the Company, Holdings, the Subsidiary Guarantors and the Trustee and a valid supplement to the Original Indenture have been done.

Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Original Indenture.

ARTICLE II

ASSUMPTION

Section 2.01. Successor under the Indenture. For valuable consideration, the receipt of which is hereby acknowledged, the Surviving Entity hereby agrees with the Company, Holdings, the Subsidiary Guarantors, the Holders of the Securities and the Trustee that, concurrently with the execution and delivery of this First Supplemental Indenture by the Surviving Entity and the merger of the Company with and into the Surviving Entity, the Surviving Entity shall assume all of the obligations of the Company for the purposes of the Indenture and for purposes of all amounts due and owing on the Securities outstanding under the Indenture.

Section 2.02. Rights and Obligations of the Surviving Entity. The rights and obligations of the Surviving Entity and the restrictions imposed upon it under the Indenture shall be the same in all respects as if the Surviving Entity had been named as the Company under the Original Indenture.

Section 2.03. Securities. Securities authenticated and delivered after the execution of this First Supplemental Indenture may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in this First Supplemental Indenture.

Section 2.04. Amendment to the Indenture. The Indenture is hereby amended so as to deem all references to the “Company” to be references to UR Merger Sub Corporation and its successors and permitted assigns.

ARTICLE III

MISCELLANEOUS

Section 3.01. Notice. The Surviving Entity agrees that all notices that may be delivered pursuant to the Indenture may be delivered to it at the following address:

Address:	c/o United Rentals, Inc.
Five Greenwich Office Park
Greenwich, CT 06830

Attention:	Corporate Secretary

Section 3.02. Effectiveness of First Supplemental Indenture. This First Supplemental Indenture shall be effective upon (a) its execution and delivery by the parties hereto and (b) the merger of the Company with and into the Surviving Entity.

Section 3.03. Relation to Original Indenture. This First Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture and the Securities issued thereunder shall continue in full force and effect.

Section 3.04. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than as they appear and as they apply to the Trustee) as such recitals shall be taken as statements of the Surviving Entity, the Company, Holdings or the Subsidiary Guarantors, or the validity of the execution by the Surviving Entity, the Company, Holdings or the Subsidiary Guarantors of this First Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this instrument.

Section 3.05. Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 3.06. Counterparts. This instrument may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

Section 3.07. Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Senior Vice President and Treasurer

UNITED RENTALS, INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Senior Vice President and Treasurer

INFOMANAGER, INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President and Treasurer

UNITED RENTALS (DELAWARE), INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President and Treasurer

[Signature Page to 10.875% Senior Notes First Supplemental Indenture]

UNITED RENTALS FINANCING LIMITED PARTNERSHIP, BY UNITED RENTALS OF NOVA SCOTIA (NO. 1), ULC, ITS GENERAL PARTNER

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President and Treasurer

UNITED RENTALS HIGHWAY TECHNOLOGlES GULF, LLC, BY UNITED RENTALS (NORTH AMERICA), INC., ITS SOLE INITIAL MEMBER

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Senior Vice President and Treasurer

UNITED RENTALS REALTY, LLC, BY UNITED RENTALS (NORTH AMERICA), INC., ITS MANAGING MEMBER

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Senior Vice President and Treasurer

WYNNE SYSTEMS, INC.

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President and Treasurer

[Signature Page to 10.875% Senior Notes First Supplemental Indenture]

UR MERGER SUB CORPORATION

By:	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President and Treasurer

[Signature Page to 10.875% Senior Notes First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	/s/ Timothy W. Casey
	Name:	Timothy W. Casey
	Title:	Vice President

[Signature Page to 10.875% Senior Notes First Supplemental Indenture]

SCHEDULE I

SUBSIDIARY GUARANTORS

InfoManager, Inc.

United Rentals (Delaware), Inc.

United Rentals Financing Limited Partnership

United Rentals Highway Technologies Gulf, LLC

United Rentals Realty, LLC

Wynne Systems, Inc.